Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, California 94025

tel	650-614-7400
fax	650-614-7401

www.orrick.com

February 11, 2016

Viavi Solutions Inc.

430 North McCarthy Boulevard

Milpitas, California 95035

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the proposed issuance of up to 2,089,286 shares of common stock, par value $0.01 (“Common Stock”), of Viavi Solutions Inc., a Delaware corporation (the “Company”), pursuant to certain inducement stock option, restricted stock unit, performance stock unit and special restricted stock unit awards (the “Awards”), and pursuant to a Registration Statement on Form S-8 (the “Registration Statement”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Awards have been duly authorized, and when issued and sold in accordance with the terms set forth in the Awards, the corresponding agreements for the Awards and against payment therefor, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

Orrick, Herrington & Sutcliffe LLP